Exhibit 3.1.54

Annex 1

RESTATED

CERTIFICATE OF INCORPORATION

of

KATZ MEDIA GROUP, INC.

FIRST. The name of the corporation is Katz Media Group, Inc.

SECOND. The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the corporation’s registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is Ten Thousand (10,000), and the par value of each of such shares is $.01.

FIFTH. In furtherance and not in limitation of the powers conferred by statute, the directors are expressly authorized to adopt, amend and repeal the by-laws of the corporation.

SIXTH. Elections of directors need not be by written ballot unless the by-laws of the corporation so provide.

SEVENTH. The corporation reserves the right to amend, alter or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

EIGHTH. Each person who is or was a director or officer of the corporation and each person who serves or served at the request of the corporation as a director, officer or partner of another enterprise shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware as the same now exists or may be hereafter amended. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the rights of any individual referred to in this Article EIGHTH for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

NINTH. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same now exists or may be hereafter amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

ARTICLES OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

KATZ MEDIA GROUP, INC.

Pursuant to Section 242 of the General Incorporation Law of the State of Delaware, Katz Media Group, Inc. (the “Corporation”), a Delaware corporation, hereby certifies that:

1.	The Certificate of Incorporation is hereby amended by deleting the present Article FIRST and inserting in lieu thereof a new Article FIRST, as follows:

FIRST: The name of the Corporation (hereinafter sometimes referred to as the “Corporation”) is:

KTZMedia Corporation

2.	The Board of Directors and the Sole Shareholder of the Corporation, by written consent, adopted, approved and ratified the foregoing Amendment.

IN WITNESS HEREOF, the Corporation has caused the Certificate of Amendment to be signed and executed in its corporate name by Kenneth E. Wyker, its Secretary, on this 17th day of September, 2001.

KATZ MEDIA GROUP, INC.

By:	/s/ Kenneth E. Wyker
Kenneth E. Wyker,
Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

KTZMEDIA CORPORATION

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is KTZMEDIA CORPORATION

2. The registered office of the corporation within the State of Delaware is hereby to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 10, 2004.

/s/ Kenneth E. Wyker
Name:	Kenneth E. Wyker
Title:	Senior Vice President

DE BC D:-COA CERTIFICATE OF CHANGE 09/00 (#163)